UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TOs
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2017

EARTH SCIENCE TECH, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-55000	45-4267181
(Commission File Number)	(IRS Employer Identification No.)

8000 NW 31st Street, Suite 19 Doral, FL	33122
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (305) 615-2118

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On November 2, 2017, the Registrant engaged BF Borgers CPA PC as its independent accounting and audit firm; it did not have an existing accounting and audit firm that it had to dismiss. The engagement of the accountants was recommended and approved by the Registrant's Board of Directors.

During the fiscal years ended December 31, 2015 and 2016 and through the date the Registrant engaged BF Borgers, neither the Registrant, nor anyone acting on its behalf, consulted with BF Borgers regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s consolidated financial statements, and no written report or oral advice was provided to the Registrant that BF Borgers concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matters that were either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTH SCIENCE TECH, INC.

Dated: November 7, 2017	/s/ Nickolas S. Tabraue
Nickolas S. Tabraue
President and COO